Exhibit 10.2

DESTINATION MATERNITY CORPORATION

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Destination Maternity Corporation, a Delaware corporation (the “Company”), hereby grants to Christopher F. Daniel (the “Optionee”) an option to purchase a total of 40,000 shares of Common Stock of the Company, at the price and on the terms set forth herein (the “Option”).

1. Nature of the Option.

(a) This Option is intended to be a non-statutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Optionee.

(b) The Company maintains the Destination Maternity 2005 Equity Incentive Plan (the “Plan”), which provides the general terms and restrictions for certain equity incentive awards to the Company’s employees, directors, consultants, and other individuals who provide services to the Company. This Option is not awarded pursuant to the Plan, but rather is intended to constitute a non-plan based “inducement grant,” as described in Nasdaq Listing Rule 5635(c)(4). Nonetheless, the terms and provisions of the Plan relating to stock options (including, without limitation, Sections 3(c) and 3(d) of the Plan) are hereby incorporated into this Award Agreement by this reference, as though fully set forth herein, as if the Option was granted pursuant to the Plan. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.

2. Date of Grant; Term of Option. This Option was granted on [            , 2011] (the “Grant Date”) and will terminate 10 years after the Grant Date or such earlier date as provided in the Plan.

3. Option Exercise Price. The Option exercise price is $[            ] per Share.

4. Exercise of Option.

(a) Vesting Based on Continued Service. The Option will become exercisable with respect to 20% of the total Shares subject hereto on each of the first, second, third, fourth and fifth anniversaries of the Grant Date, provided in each case that the Optionee remains in continuous service with the Company through the applicable anniversary date. For purposes of this Award Agreement, service with an Affiliate of the Company will be deemed to constitute service with the Company, for so long as such entity remains an Affiliate of the Company.

(b) Cessation of Service. Upon any cessation of the Optionee’s service with the Company (whether initiated by the Company, Optionee or otherwise): (i) any portion of the Option that is not then exercisable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Optionee will have no further rights with respect to such forfeited portion of the Option. Any portion of the Option that is exercisable upon cessation of the Optionee’s service with the Company will expire or remain exercisable, as applicable, to the extent provided in Section 7 of the Plan.

(c) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise this Option, the number of Shares in respect to which the Option is being exercised and such other representations of agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice shall be accompanied by payment of the purchase price and the amount of any tax withholding arising in connection with the exercise of the Option. Payment of such amounts shall be by check or such other method of payment authorized by the Board or the Committee. The certificate or certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall be legended as required under the Plan and/or applicable law.

(d) Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make a representation and warranty to the Company or otherwise enter into any stock purchase or other agreement as may be required by any applicable law or regulation or as may otherwise be reasonably requested by the Board or Committee.

5. Investment Representations. Unless the Shares have been registered under the Securities Act of 1933, in connection with acquisition of this Option, the Optionee represents and warrants as follows:

(a) The Optionee is acquiring this Option, and upon exercise of this Option, he will be acquiring the Shares subject hereto for investment in his own account, not as nominee or agent, and not with a view to, or for resale in connection with any distribution thereof.

(b) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his interest in connection with the acquisition of this Option and the Shares subject hereto.

6. Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed or in any manner either voluntarily or involuntarily by the operation of law, other than by the will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Continuation of Service. This Option shall confer upon any Optionee any right to continue in the service of the Company or any of its subsidiaries or limit in any respect the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

8. Withholding. The Company may withhold from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is then payable to the Optionee, upon request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 7 of the Plan) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable as a result of the grant or exercise of this Option or the sale of or other disposition of the Shares issued upon exercise of this Option.

9. The Plan. Although this Option is not granted under the Plan, the terms of the Plan have been incorporated herein by reference. Accordingly, the Optionee agrees to be bound by all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof. This Option will be administered by the Board or its designated Committee, who will have the same authority with respect to this Option as described in Section 2 of the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or the persons entitled to exercise this Option at the Company’s principal office. All questions regarding the interpretation of the terms of this Option, including all questions regarding the application and interpretation of Plan provisions incorporated herein, will be determined by the Board or its designated Committee, whose determination will be final, binding and conclusive.

10. Entire Agreement. This Award Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

11. Governing Law. This Award Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

12. Amendment. This Award Agreement may only be amended by a writing signed by each of the parties hereto.

13. Execution. This Award Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, this Award Agreement has been executed by the parties on the      day of             , 2011.

DESTINATION MATERNITY CORPORATION

By:
Name:	Edward M. Krell
Title:	Chief Executive Officer

CHRISTOPHER F. DANIEL

Signature